Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 1

Effective Date:	September 2007

STATEMENT OF PRINCIPLES

Fortress International Group, Inc. (hereinafter referred to as "Fortress" or the "Company") is committed to quality, innovation and above all ethical professional conduct.1 Meeting this commitment is only possible because each director, officer and employee of Fortress follows high standards of ethical conduct and business practices. Individual integrity supported by a dedicated corporate culture is the pledge that enforces the Company's Code of Ethics and Business Conduct Standards (the "Code of Conduct"). This Code of Conduct applies to all Fortress directors, officers and employees (each, a "covered person"). Each covered person shall strive to protect the Company's reputation for integrity and ethical conduct.

Fortress is committed to providing a sustainable long-term financial return to our stockholders and to protecting and improving the value of their investment through prudent application of corporate resources and by observing high standards of legal and ethical conduct in all Company business dealings.

There should never be a question about Fortress' trust and integrity. This means all covered persons shall commit to the following:

•	Strict adherence to the law

•	Honesty in personal and business dealings

•	Fairness and respect to all

•	Being proactive in taking the initiative to address issues before they become problems

•	Personal responsibility as an employee and citizen

•	Exercising good judgment in business dealings and operational decisions affecting Fortress

•	Avoiding even the appearance of impropriety

On rare occasions, these principles may mean the loss of business. The Company's principles of integrity and trust, however, should not be compromised.

RESPONSIBILITY AND ACCOUNTABILITY

Covered persons are responsible for ensuring that their own conduct, both at work and away from the office, as well as the conduct of those who report to them and whom they observe, is honest and ethical under all circumstances and fully complies not only with the law but also our policies and the Code of Conduct. Because our reputation for high ethical standards and quality work is so important, violations of the Code of Conduct or other Fortress policies may result in disciplinary action, up to and including termination. Violations of the Code of Conduct and other Fortress policies, furthermore, may result in personal civil or criminal liability.

[1]	This Code of Conduct applies to Fortress International Group, Inc., and all of its subsidiaries and affiliates. As used in this Code of Conduct, "Fortress" or "Company" includes such entities.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 2

Effective Date:	September 2007

It is the personal responsibility of each covered person to read, understand and comply with the Code of Conduct and to diligently comply with our other policies and procedures. If you have any questions regarding specific policies, discuss them promptly with the Company's Human Resources Department, Chief Administrative Officer, or Corporate Compliance Officer (the "Compliance Officer"). You will be required to certify to your understanding of the Code of Conduct on an annual basis.

CONDUCT REGARDING BUSINESS ACTIVITY

Compliance With Laws, Rules and Regulations

Covered persons are expected to obey, and ensure that the Company obeys, all applicable laws, rules and regulations of the United States and other countries, and the states, counties, cities and other jurisdictions in which the Company conducts business.

Fair Dealing

The Company seeks to outperform our competition fairly and honestly and to seek competitive advantages through the superior performance of the members of our team. Covered persons are expected to deal fairly with the Company's customers, suppliers, and competitors. Misappropriating proprietary information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. No one should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

Government Contracts

As a government contractor, we have a special obligation to the U.S. Government, and to the public at large, to ensure that we administer our contracts and deliver our products and services in a manner that fully satisfies both our legal obligations and our own high standards of integrity and quality.

We are committed to compliance with the letter and spirit of the laws and regulations governing contracting with the U.S. Government. These laws and regulations impose requirements not traditionally associated with other commercial business transactions.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 3

Effective Date:	September 2007

Conflicts Of Interest

Each covered person should avoid any situation that might lead to a real or apparent conflict of interest in our dealings with vendors, suppliers, customers, partners, consultants and other companies, between his/her self-interest and his/her duties and responsibilities as an employee, officer or director of the Company.

A conflict of interest exists when your duty to give undivided loyalty to the Company can be prejudiced by actual or potential personal benefits being derived from another source. Although the following list is not exhaustive, some examples of situations in which a conflict of interest may arise are as follows:

•	When a covered person takes actions or has interests that make it difficult to perform work for the Company objectively and effectively.

•	When a covered person receives improper personal benefits as a result of the person's position with the Company.

•	When a covered person uses corporate property or nonpublic information gained in his or her employment with the Company for his or her own advantage.

•	When a covered person competes with the Company.

•	When a covered person learns of a business opportunity through association with the Company and discloses it to a third party or invests in the opportunity without first offering it to the Company.

Covered persons should not cause or permit the Company or themselves to have a conflict of interest. Covered persons are expected to avoid any investment, interest, association or relationship which interferes with or might interfere with their independent exercise of judgment in the Company's best interests. Covered persons should also avoid any situation in which a personal interest or a family member's interest may conflict (or appear to conflict) with the interests of the Company.2

Disclosures of personal interest or other circumstances which might constitute conflicts of interest must be made promptly by covered persons to the Compliance Officer. The Compliance Officer will arrange for resolution in a manner best suited to the interests of the Company with a reasonable view to the covered person's needs. A covered person may proceed with a transaction that is, or may be, a conflict of interest only after receiving prior written approval from the Compliance Officer.

If you are a Fortress officer and are requested to serve as an officer or director of another corporation or business, you must obtain the approval of the Compliance Officer before accepting the position.

[2]	For the purposes of this Code of Conduct, family members include spouse, children, stepchildren, parents, brothers, sisters, grandparents, in-laws and any person living in the same household.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 4

Effective Date:	September 2007

Corporate Opportunity

Covered persons owe a duty of loyalty to Fortress and are expected to advance its legitimate interests when the opportunity to do so arises. If a covered person learns of a business or investment opportunity through the use of corporate property or information or his or her position at Fortress, such as from a competitor or actual or potential customer, supplier or business associate of Fortress, he or she may not participate in the opportunity or make the investment without the prior written approval of the Compliance Officer. Such an opportunity should be considered an opportunity for Fortress in the first instance. A covered person may not use corporate property or information or his or her position at Fortress for improper personal gain, and may not compete with Fortress. For example, you should not acquire any interest in a company when you know that Fortress may take or is taking steps to acquire an interest in that company. All covered persons are bound by the Company's Corporate Opportunity Policy. (See Fortress' Corporate Opportunity Policy - APPENDIX A).

Gratuities, Gifts and Favors

Covered persons and their family members may not accept gifts, entertainment, employment or business opportunities or other favors that could influence (or appear to influence) impartial performance of the covered person’s job or duties or that could place the covered person under an obligation to a party dealing or attempting to deal with the Company.

Covered persons, either in the Compnay’;s name or individually on behalf of the Company, shall not offer, promise, authorize or arrange any payment or gift of any kind to a political party or candidate, government or military employee or agent, or their families anywhere in the world on behalf of the Company or using the Company’s name. Nominal gratuities may be permissible in limited situations, but not without first consulting with the Compliance Officer.

The Foreign Corrupt Practices Act ("FCPA") prohibits U.S. companies from making improper payments or gifts to foreign officials. All covered persons are bound by the Company's FCPA Policy. (See Fortress' Foreign Corrupt Practices Act Policy - APPENDIX B).

Insider Trading / Tipping

Since Fortress is a publicly-owned company, the Company has legal obligations to be especially vigilant in safeguarding material, non-public information of the Company from disclosure both inside and outside the Company. It is a violation of federal law for anyone with knowledge of such information to buy or sell Fortress stock, or to make any unauthorized disclosure of such information (known as "tipping"). All covered persons are bound by the Company's Insider Trading Policy. (See Fortress' Policies on Securities Law Compliance and Transactions in Company Securities by Directors, Officers and Other Insiders - APPENDIX C).

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 5

Effective Date:	September 2007

Communications

As a publicly-owned company, Fortress has an obligation to ensure that all communications of material information are timely, factual, accurate, transparent, consistent and credible, and in compliance with the applicable legal requirements of the various regulatory agencies to which the Company is subject, including, without limitation, the requirements of the Securities and Exchange Commission (the "SEC"). It is imperative that communication be consistent in good times and bad, that selective disclosure is avoided at all times and that all parties in the investment community have fair access to information. All covered persons are bound by the Company's Corporate Communications Policy. (See Fortress' Corporate Communications Policy - APPENDIX D).

Accuracy of Financial Records/Financial Representations

As a public company, our filings with the SEC must be full, fair, accurate, and timely and include understandable disclosure of information that is required to be made public pursuant to the applicable securities laws of the United States. Because of the importance of this issue, the Board of Directors has been charged with responsibility for ensuring that every covered person has a means of reporting, anonymously and confidentially, any concerns about the manner in which the Company's financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter regarding any accounting or auditing matters. Procedures for such reporting are set forth in the Company's Whistle Blower Policy. (See Fortress' Whistle Blower Policy - APPENDIX E).

Confidentiality

Nonpublic information regarding the Company, its businesses, covered persons, customers or suppliers is confidential. As a covered person you are trusted with such confidential information. You are only to use such confidential information for the business purposes of the Company for which they were intended. Confidential information should not be shared with anyone outside the Company, including family or friends, or other covered persons who do not need the information to carry out their duties, except when disclosure is authorized by the Compliance Officer or legally mandated.

Equal Opportunity

Fortress is an equal opportunity employer. Fortress does not discriminate against any individual with regard to any term or condition of employment or the provision of services on account of race, color, religion, sex, age, national origin, disability, sexual orientation, ancestry, veteran or marital status or any other characteristic that is protected under any applicable law. In addition, Fortress prohibits sexual or any other kind of harassment of covered persons in the workplace by any person. Procedures for such reporting are set forth in the Company's Harassment Policy. (See Fortress' Equal Employment Opportunity and Unlawful Harassment Policy - APPENDIX F).

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 6

Effective Date:	September 2007

CONDUCT REGARDING OUTSIDE ACTIVITIES

Responsible Citizenship

Fortress is a responsible corporate citizen committed to improving the communities in which we operate. Fortress actively supports initiatives designed to improve the communities in which they reside.

Fortress encourages covered persons to take part in community activities. In doing so, covered persons act only on behalf of themselves and not as representatives of the Company unless authorized to do so by the Compliance Officer.

CONDUCT REGARDING FORTRESS FACILITIES AND PROPERTY

Use and Protection of Company Assets

All covered persons are responsible for the protection and appropriate, efficient use of Fortress assets. All Company property is to be used for legitimate business purposes only. Theft, careless or negligent use, or loss of Company property may subject the offending person to disciplinary action up to and including termination of employment and, where appropriate, referral to law enforcement authorities.

Political Activities

Personal participation in political activities is separate from corporate activities. The Company's name, trademarks and other property, i.e., stationery, business cards, etc., and work time are not to be used in connection with such activities. Political campaigning on Company property is prohibited.

WAIVERS

Covered persons are expected to follow this Code of Conduct at all times. Generally, there should be no waivers to this Code of Conduct, however, in rare circumstances conflicts may arise that necessitate waivers. Waivers will be determined on a case-by-case basis by the CEO with the advice of the Compliance Officer as appropriate; provided, however, that waivers for officers and directors of the Company may be determined only by the Board of Directors who shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Conduct with respect to any director or executive officer. If the Board of Directors grants a waiver, including an implicit waiver or failure to take action within a reasonable period of time, regarding a material departure from a provision of this Code of Conduct by the Chief Executive Officer or the Chief Financial Officer that waiver shall be promptly disclosed to stockholders in accordance with SEC requirements

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	PAGE: 7

Effective Date:	September 2007

SEEKING GUIDANCE, REPORTING AND INVESTIGATION OF SUSPECTED VIOLATIONS

This Code of Conduct cannot provide definitive answers to all questions. If you have questions regarding any of the policies discussed in this Code of Conduct or if you are in doubt about the best course of action in a particular situation, you should seek guidance from the Company’s Human Resources Department, Chief Administrative Officer or Compliance Officer.

It is your responsibility to report suspected violations of law, the Code of Conduct or other Fortress policies. For this purpose, the Board of Directors has elected Thomas R. Mollencop as the Corporate Compliance Officer. Mr. Mollencop can be reached at (410) 423-7322 or by e-mail at rmollencop@totalsiteteam.com. Fortress also has an available hotline, at (1- 888-279-5279 through EthicsPoint), or secure internet site (TBD- through EthicsPoint) where reports of potentially illegal, unauthorized or inappropriate conduct can be made confidentially at any time.

All reported violations will be promptly investigated and treated confidentially to the extent reasonably possible. It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and acting on your own may compromise the integrity of an investigation and adversely affect both you and Fortress.

It is a violation of the law and Fortress policy to retaliate against any employee for reporting in good faith suspected violations of the Code of Conduct or other Fortress policy.

It is the responsibility of a covered person to have a reasonable basis on which to conclude that inappropriate activity may be occurring. This requires that the disclosing person have some evidence that has led to a good-faith conclusion that conduct may be inappropriate. If, after investigation, it appears that a covered person made a frivolous or bad faith allegation of improper conduct, such covered person may be subject to discipline up to and including termination of employment.

Fortress International Group, Inc.

CERTIFICATION OF UNDERSTANDING AND COMPLIANCE
Code of Ethics and Business Conduct Standards
(Year 2007)

I have read, understand, and agree to comply with Fortress International Group, Inc.'s Code of Ethics and Business Conduct Standards.

______ New Hire	______ Annual Certification

_____________________________________________________________________________________
Name (Please Print)

_____________________________________________________________________________________
Employee ID-Social Security Number

_____________________________________________________________________________________
Signature (which certifies that you have read, understand and agree to comply with Fortress' Code of Ethics and Business Conduct Standards [and that you understand this certification is a condition of your employment])

____________________________________________________________________________________
Date

Promptly return this executed Certification page to the Chief Administrative Officer.

Thomas R. Mollencop
Corporate Compliance Officer
Fortress International Group, Inc.
7226 Lee DeForest Drive
Suite 104
Columbia, MD 21046
(410) 423-7322
email: rmollencop@totalsiteteam.com

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards-	Page 1
Appendix A

Effective Date:	September 2007	Adopted September 2007

CORPORATE OPPORTUNITY POLICY

The Board of Directors (the "Board") of Fortress International Group, Inc. ("Company"), has adopted this policy (this "Policy") in order to regulate and define the conduct of employees, officers and directors of the Company (each a "covered person") relating to corporate opportunities of the Company.

A corporate opportunity is a business opportunity that a covered person, or, an Affiliate of a covered person, intends to pursue, whether through investment or participation in the opportunity, and that the Company might reasonably be interested in pursuing, which (1) has a direct or close relationship to a business or line of business in which the Company is engaged, or (2) with respect to which (a) the Company has publicly announced it intends to engage or (b) the covered person is aware the Company had determined it intends to engage or is in the process of considering whether it will engage.

No covered person shall directly or indirectly take any action to pursue a Corporate Opportunity, or shall use his or her influence or direction to cause a family member or an Affiliate of the covered person to pursue a Corporate Opportunity, except as permitted by this Policy.

•	Definitions

•	As used in this Policy, the following terms shall have the following meanings:

•	"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

•	"Corporate Opportunity" means any Possible Corporate Opportunity that has been designated as a "Corporate Opportunity" pursuant to Section 2.

•	"Possible Corporate Opportunity" means any specific business opportunity:

•
identified as such pursuant to a resolution of the Board; provided that any opportunity being considered or pursued by a covered person or an Affiliate of a covered person at the time of the deliberation or adoption of such resolution that is otherwise an Unrestricted Opportunity will not become a Possible Corporate Opportunity as to that covered person;

•	that the Company has an interest in or reasonable expectation of the opportunity, and the covered person, by taking the opportunity, will create a conflict with the Company;

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards-	Page 2
Appendix A

Effective Date:	September 2007	Adopted September 2007

•	that the opportunity in fairness should belong to the Company;

•	that a covered person uses corporate resources or assets to develop or pursue; and

•
of which a covered person first becomes aware as a result of his or her capacity as a covered person. For the avoidance of doubt, an opportunity described in this paragraph (v) but not described by paragraphs (i), (ii), (iii), or (iv) of this Section 1, shall not be a Possible Corporate Opportunity with respect to any covered person who was previously aware of such opportunity other than as a result of his or her capacity as a covered person.

•	"Unrestricted Opportunity" means any corporate or business opportunity that is neither a Possible Corporate Opportunity nor a Corporate Opportunity.

•	Procedures

•
Any covered person (an "Interested Party") who wishes to pursue a Possible Corporate Opportunity or whose Affiliate wishes to pursue such Possible Corporate Opportunity, shall provide written notice thereof to the Company's Corporate Compliance Officer (the "Compliance Officer"). Such notice shall specify the (x) nature of the Possible Corporate Opportunity and (y) identity of the person desiring to pursue or exploit the Possible Corporate Opportunity, including any Affiliate(s), of the Interested Party that desire to pursue or exploit the Possible Corporate Opportunity.

•
Upon receipt of a notice as specified in Section 2(a), the Chairman of the Board, and the Compliance Officer shall, within a reasonable time period thereafter, make a recommendation to the full Board that it adopt a resolution that (i) the Company is ready and able to pursue, and desires to pursue, the Possible Corporate Opportunity (in which event the opportunity will be deemed to be a "Corporate Opportunity"), (ii) the Company is not ready or not able or not desirous of pursuing the Possible Corporate Opportunity or (iii) the Board requires more time (with a reasonable period to be specified in the resolution) to continue to review the Possible Corporate Opportunity. Upon receipt of the recommendation of the Compliance Officer, the full Board shall within a reasonable time period thereafter, vote on the recommendation. Upon making a determination pursuant to this Section 2(b), the Board shall promptly inform the Interested Party of the decision in writing.

•
Notwithstanding anything contained herein to the contrary, if the covered person is an employee of the Company, the Compliance Officer with input from the Chief Executive Officer of the Company shall determine whether the employee can undertake the Possible Corporate Opportunity, or whether the Possible Corporate Opportunity must be submitted to the Board pursuant to Section 2(b).

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards-	Page 3
Appendix A

Effective Date:	September 2007	Adopted September 2007

•
If the Board makes a determination described in Section 2(b)(i) that the Company is ready and able to pursue, and desires to pursue, a Corporate Opportunity, but any Interested Party believes the Company is not diligently pursuing the opportunity, the Interested Party may at any time give another notice under Section 2(a).

•	If the Board makes a determination described in Section 2(b)(ii), such Possible Corporate Opportunity shall thereafter be deemed an Unrestricted Opportunity.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 1
Appendix B

Effective Date:	September 2007	Adopted September 2007

FOREIGN CORRUPT PRACTICES ACT POLICY

Fortress International Group, Inc. ("Fortress" or "Company") is committed to a high standard of business ethics and integrity worldwide. Fortress will be law-abiding in any country in which it operates and will not intrude into the political affairs of any country.

Fortress's reputation depends not only on the actions of our employees, but also on the actions of our consultants, agents and any joint venture partners. The actions of our consultants, agents and any joint venture partners may bind Fortress legally or expose Fortress to liability to third parties. Therefore, it is Fortress' policy that its foreign consultants, agents and any joint venture partners must demonstrate an ability and willingness to abide by Fortress' policies and ethical standards.

Fortress will not cause or permit any director, officer, employee, agent or consultant to take any action which would result in violation of the laws or regulations of any country.

There will be timely and accurate accounting regarding all transactions engaged in by or on behalf of the Company involving foreign officials, with particular attention to gifts, gratuities, contributions and the retention of agents and consultants as permitted under this policy.

FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act of 1977 (the "Act" or the "FCPA") prohibits U.S. companies from making improper payments or gifts to foreign officials. Company policy requires that all directors, officers, employees, agents or consultants comply with the FCPA.

A.	Definition of Foreign Official

Under the FCPA, the term "foreign official" includes elected and appointed governmental officials, candidates for public office, foreign political parties, officers and employees of government owned or controlled enterprises, and public international organizations. When in doubt, Fortress employees should consult the Company's Corporate Compliance Officer (the "Compliance Officer") for advice on whether a potential recipient of a payment is a "foreign official."

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 2
Appendix B

Effective Date:	September 2007	Adopted September 2007

B.	Prohibited Acts

The following acts are prohibited by the FCPA:

1.
Authorizing, paying, promising or delivering any payment, gift or favor intended  to influence any foreign official on a matter within that person's responsibilities.  For example, any payment to any foreign official for the purposes of obtaining or  retaining sales of products or services to Fortress, sales by Fortress of Fortress  products or services, to win a bid or contract, or to obtain more favorable tax  treatment is prohibited.

2.
Any indirect payment to a third party if the payor knows that the third party may make a prohibited payment. For example, any payment to a Fortress agent or consultant where the payor is aware or has a reasonable belief that such agent or consultant may make an improper payment to a foreign official is prohibited. The  Fortress payor may not avoid this prohibition by deliberately ignoring or  purposefully avoiding knowledge that a bribe may be paid.

3.
Establishing any undisclosed or unrecorded "slush" funds or assets; making any  false or artificial entries in company books or records; failing to keep books,  records and accounts in reasonable detail to reflect accurately the handling of  money and other assets; and failing to maintain internal accounting controls  sufficient to verify that no improper payments have been made.

C.	Permissible Payments

The following payments may be made:

1.
Payments to a foreign official for the purpose of expediting or securing the performance of a routine governmental action. Payments for the following routine governmental actions are permissible: obtaining permits, licenses or other official documents to qualify to do business in a foreign country; processing governmental papers, such as visas and work orders; assuring police protection, mail pickup and delivery, or scheduling inspections associated with contract performance or inspections related to the transit of goods across country; and providing phone service, power and water supply, loading and unloading cargo or protecting perishable products or commodities from deterioration. Routine governmental action does not include any decision by a foreign official to encourage, to award, to continue or to modify the terms relating to any business with any Fortress entity.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 3
Appendix B

Effective Date:	September 2007	Adopted September 2007

2.	Any payment that is lawful under the written laws and regulations of the foreign country.

3.
Any reasonable expenditure directly related to the promotion, demonstration or explanation of Fortress products or services or the execution or performance of a contract with a foreign government or agency, such as the travel and lodging expenses of a foreign official on a trip for such purposes.

D.	Penalties

Violations of the anti-bribery provisions of the FCPA may result in criminal fines of up to $2,000,000 for corporations and $100,000 and five years imprisonment for individuals. Violations of the accounting provisions may result in fines of up to $2,500,000 for corporations and $1,000,000 and ten years imprisonment for individuals. Under alternative fine provisions, a violator may be fined up to twice the amount of the gain or loss resulting from a violation.

PAYMENTS AND THE FCPA

Neither Fortress nor any director, officer, employee, agent or consultant of Fortress will directly or indirectly make or promise illegal payments or contributions, or engage in any other illegal conduct in order to influence customers, suppliers or governmental entities, including their officials or employees, to secure or retain business, to encourage any such employees or officials to fail to perform or to perform improperly their official functions or to influence legislation, nor undertake any of the acts prohibited by the FCPA, as summarized above. Neither Fortress nor any director, officer, employee, agent or consultant of Fortress will submit to extortion as a condition of doing business.

POLITICAL CONTRIBUTIONS

Even where political contributions are legal, it is Fortress' policy, generally, not to make such contributions. Where it is legal and also appropriate under local custom, modest contributions may be made openly, but only to further the political process and not with the intent to influence a particular government official, candidate or party, and only on proper approval as specified in this policy. As noted below, any foreign political contribution must be approved in advance by the Compliance Officer.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 4
Appendix B

Effective Date:	September 2007	Adopted September 2007

GIFTS AND GRATUITIES

Gifts shall not be given or received except of nominal value. Where local custom is so strong that to refuse a gift, or to not reciprocate with a gift, would be considered an insult, a gift can be received or given but only upon proper approval and documentation.

Gratuities or tips to facilitate the obtaining of services that are supposed to be performed are not favored and are to be resisted. Outside the U.S., if there is a strong local custom for such gratuities, they will be tolerated but only if made in small amounts and if properly authorized, accounted for and reported.

AGREEMENTS WITH FOREIGN AGENTS, CONSULTANTS AND JOINT VENTURE PARTNERS

A.	Due Diligence

Before entering into any agreement with a foreign consultant, agent or joint venture partner, Fortress will conduct an appropriate background check. Fortress will document the nature and results of the background check, and will maintain records of the background check. The extent of the background check will vary depending on the circumstances. The responsible Fortress business development personnel should determine the appropriate level of the background check on a case by case basis, in consultation with the Compliance Officer.

B.	Contracts

All contracts covered by this policy must be reviewed and approved by the Compliance Officer before they are signed. Fortress has a strong preference for using its own documents for these contracts.

At a minimum, contracts with foreign agents and any joint venture partners must have appropriate FCPA language and conflict of interest provisions. In negotiating contracts, Fortress personnel should convey that the principles underlying these contractual provisions are non-negotiable.

Under no circumstances shall the services to be furnished or the payment therefore be misrecorded nor shall any such transaction be used in any way, directly or indirectly, to obtain or conceal improper services or advantages of any kind.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 5
Appendix B

Effective Date:	September 2007	Adopted September 2007

C.	Who Is Covered by This Policy

This policy covers all consultants, agents and joint venture partners involved in Fortress investments or projects outside the United States. For example, agreements with the following are covered by this policy: (a) any developer or consultant retained by Fortress to assist in a bid for or the development of a foreign project; (b) any agent or consultant whose scope of work may include interaction with foreign government officials, including officers, directors or employees of state owned or controlled enterprises; and (c) any joint venture partner who may share in the equity ownership of a project with Fortress, or who will receive a success fee at financial closing.

APPROVAL PROCEDURES

All written requests, reports and approvals should follow the approval procedure outlined below:

A.	For political contributions, any exception to the general policy against such contributions must be approved by the Compliance Officer.

B.
For gifts to foreign officials having a nominal value of $100 or more, the Compliance Officer must approve and must also determine whether a gift of such value received by an employee from a foreign official more properly should be considered the property of the Company.

C.	Gratuities or tips to a foreign official to facilitate the obtaining of routine governmental services or action must be approved by and reported to the Compliance Officer.

D.
All requests for retention or use of agents and consultants outside the U.S. must be approved by the Compliance Officer. In the case of all such agents and consultants, each such request shall contain a written memorandum approved by the Compliance Officer containing all required information about the agent or consultant and the relationship proposed. If approval is granted, a suitable contract shall be drafted which shall contain the terms required by this policy. The Compliance Officer shall keep the Chief Executive Officer of the Company (the "Chief Executive Officer") informed with respect to such arrangements.

Implementation Responsibilities

A.
The Compliance Officer shall be responsible for the interpretation of this policy who will consult with the Chairman of the Board of Directors (the "Chairman") and Chief Executive Officer in making such interpretation.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 6
Appendix B

Effective Date:	September 2007	Adopted September 2007

B.
Management of Fortress, including all officers, directors, managers, accounting managers, controllers and other financial personnel having authority over disbursement of funds and all managers and business development personnel with responsibilities which include business development and marketing outside of the U.S., will be required to certify annually that they have read and understand this policy, that they have no knowledge of any violations of the policy and that they have taken appropriate steps to see that those reporting to them have read and understand the policy.

C.	Every employee of Fortress is expected to be candid and cooperate with Fortress' auditors and the employees of Fortress' independent auditor.

D.	Appropriate disciplinary action up to and including dismissal will be taken against employees who violate this policy.

E.
Annually, the Chief Financial Officer of the Company, and the Compliance Officer will collaborate to review the status of the Company's compliance with this policy statement, will cause an appropriate audit to be performed and shall report the findings to the Chairman and Chief Executive Officer.

F.	The Compliance Officer will be responsible for keeping this policy updated to reflect experiences and changes in laws or regulations.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 1
Appendix C

Effective Date:	September 2007	Adopted September 2007

POLICIES ON SECURITIES LAW COMPLIANCE AND TRANSACTIONS IN COMPANY SECURITIES BY DIRECTORS, OFFICERS AND OTHER INSIDERS

The following policies and procedures of Fortress International Group, Inc. (the “Company”) are intended to emphasize the importance of: (i) complying with information disclosure and reporting requirements and other regulations of the Securities and Exchange Commission (“SEC”); (ii) not engaging in purchases or sales of the Company’s securities while in the possession of material, non-public information, commonly referred to as “insider trading”; (iii) not engaging in speculative, short-term transactions (such as short sales or options trading) in Company securities; and (iv) properly reporting to the SEC transactions in the Company’s securities.

The Company expects the strictest compliance with these policies and procedures by directors, officers and other personnel with access to material non-public information (such persons are collectively referred to as “Insiders”). Failure to observe them could result in embarrassment of the Company and, in some instances, serious legal difficulties for the individual and perhaps the Company as well. Violation of these policies and procedures may result in disciplinary action up to and including termination of employment by the Company.

If you have any doubt as to your responsibilities under these policies and procedures, seek clarification and guidance from the Chief Financial Officer. Do not try to resolve uncertainties on your own.

PROHIBITION OF DISCLOSURE OF NON-PUBLIC INFORMATION CONCERNING THE COMPANY; DESIGNATED SPOKESPERSONS

All non-public information concerning the Company and its subsidiaries is the Company’s property. It is a violation of corporate policy for an Insider to disclose corporate information, including information concerning other businesses derived from association with the Company, to individuals outside of the Company except as required in the course of performance of regular corporate duties. This prohibition applies specifically (but not exclusively) to inquiries about the Company and its customers that may be made by the press, investment analysts or others in the financial community, and even stockholders. The SEC has adopted rules (Regulation FD) prohibiting the disclosure of material non-public information by publicly held companies without simultaneous public disclosure of the information. Even non-intentional disclosures of such information must be cured by public disclosure within 24 hours.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 2
Appendix C

Effective Date:	September 2007	Adopted September 2007

The Company’s policy is to comply with SEC Regulation FD and other applicable securities laws and regulations. To that end, the only persons authorized to speak on behalf of the Company with the financial press as to matters involving the Company, financial institutions, analysts, stockholders and similar parties are the Chief Executive Officer and Chief Financial Officer. All inquiries from the financial press and members of the financial community as to matters involving the Company and investors should be immediately referred to one of these designated spokespersons.

PROHIBITION AGAINST SECURITIES TRANSACTIONS WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION; ADOPTION OF “TRADING WINDOWS”; TRANSACTION PRE-CLEARANCE PROCEDURES

It is a violation of corporate policy, and of the law, for Insiders (and members of their immediate families) to buy or sell securities while in the possession of material, non-public information concerning the Company. SEC Rule 10b5-1 emphasizes that, in order to be guilty of illegal “insider trading,” a person need not “use” the material, non-public information; it is enough that the person was aware of the information when making a purchase or sale. This prohibition applies not only to transactions in the Company’s securities, but also to transactions in the securities of other companies that may be significant customers, suppliers, competitors, adverse litigants, or other publicly held companies with which Insiders become familiar in the course of their employment with the Company. The SEC has prosecuted successfully employees of a company who bought stock in another company on the basis of information they learned through their employment.

Background information and additional guidance and procedures are set forth below:

What is “Insider Trading”?

There is no statutory definition of “insider trading”, but in general it consists of purchasing or selling securities while in the possession of information that is (i) non-public and (ii) “material”. This prohibition applies not only to all Insiders, but also to members of their immediate families (spouse, parents, children, and siblings) who receive material, non-public information from Insiders. It is also illegal to give “tips” to third parties. It is possible for a person to be charged with “insider trading” if a third party trades on the basis of non-public material information given to the third party by an Insider (or a member of their immediate families), even though the Insider does not personally gain from the trading.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 3
Appendix C

Effective Date:	September 2007	Adopted September 2007

What is “Non-public” Information?

In general, information is “non-public” until it is publicly disseminated, either through the issuance of a press release or through disclosure in the Company’s periodic filings with the SEC. In addition, information is not considered to be publicly available immediately after its release. As a general rule, Insiders should restrict their transactions in Company securities until the third full trading day following the public disclosure or announcement of material information. Moreover, as discussed below, the Company’s policies require both (i) pre-clearance of transactions in the Company’s securities and (ii) that transactions in the Company’s securities by Insiders should take place only during certain “trading windows,” when the risk of even inadvertent “insider trading” is lowest.

What is “Material” Information?

Again, there is no statutory definition of what constitutes “material” information. In determining whether information is “material”, it is necessary to (i) consider whether there is substantial likelihood that a reasonable investor would consider the information important, i.e., as significantly altering the total mix of information available to him or her, in deciding whether to purchase or sell Company or other securities, and (ii) take into account, in the case of information concerning events that are uncertain, both the probability that the event will occur and the anticipated magnitude of the event if it occurs. Information that might be “material” includes news of a potential acquisition, merger or disposition; financial information that departs from what the market would expect; significant developments in major litigation; a change in dividend policy; developments concerning significant potential liabilities; or obtaining or losing a major contract. This listing is merely illustrative. Material information may be either positive or negative. It is also important to remember that whether a particular information is “material” will always be viewed with the benefit of “20-20 hindsight.”

What are the Penalties?

The Insider Trading and Securities Fraud and Enforcement Act of 1988 prescribes heavy penalties for insider trading violations, including (i) civil penalties of $1,000,000 or three times the profit or loss avoided as a result of the insider trading, whichever is greater, and (ii) criminal penalties with jail sentences of up to ten years. Liability may extend not only to violators, but to the Company and others as well. The SEC and Department of Justice have been vigorous in their prosecution of insider trading.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 4
Appendix C

Effective Date:	September 2007	Adopted September 2007

“Trading Windows”; Establishment of Company Trading Windows

“Insider trading” risks associated with transactions in the Company’s securities are lowest during the period immediately following the release of quarterly and annual earnings data. Accordingly, the Company has adopted the policy of limiting transactions in Company securities by Insiders to the period commencing on the third trading day following the release of quarterly or annual earnings until the expiration of the later of (i) three weeks or (ii) the calendar month during which the release is issued. Prohibitions against insider trading apply during these “trading windows.” Therefore, even during the trading windows, transactions by Insiders are subject to the mandatory pre-clearance procedures described below.

The SEC has adopted rules providing that Insiders may avoid insider trading liability if purchases or sales are made - even outside the permitted trading windows - pursuant to a pre-arranged trading plan. Insiders who wish to establish such a trading plan should consult first with the Company’s Chief Financial Officer.

Mandatory Pre-clearance Procedures

All transactions in Company securities by Insiders - and by members of their immediate families within the scope of the person’s “beneficial ownership” - must be pre-approved by our Chief Financial Officer. This procedure also requires advance approval of prearranged trading plans, such as elections under Rule 10b5-1 plans or under employee benefit plans, so the Company can analyze any reporting consequences of such arrangements. Such pre-clearance will include a review of the restrictions on insider trading and the provisions of Section 16(a) and (b) of the Securities Exchange Act of 1934 (“Exchange Act”) and SEC Rule 144, discussed below, applicable to directors and certain officers. All requests for pre-clearance should be submitted to the Chief Financial Officer at least two business days in advance of the proposed transaction. You are responsible for personally speaking with the Chief Financial Officer. If you leave a voice-mail or e-mail message and the Chief Financial Officer does not respond, you should follow up to ensure that your message was received.

When you call for pre-clearance, the Company will require detailed information on the proposed transaction, including exactly how many shares are involved and, if stock options are involved, exactly which stock options are proposed to be exercised. You will also need to indicate the exact date the transaction is proposed to occur or other conditions to the transaction (for example, any minimum price condition), and you will need to provide contact information for the broker who will be responsible for the order.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 5
Appendix C

Effective Date:	September 2007	Adopted September 2007

Once a transaction is pre-cleared, you and your broker will need to remain in ongoing contact with the Company in order to provide detailed transaction information. You (or your immediately family members) will need to authorize the broker to provide information directly to the Company.

PROHIBITION AGAINST “TRADING” IN COMPANY SECURITIES

The Company believes it is inappropriate for Company personnel to engage in short-term or speculative transactions involving the Company’s securities that may give rise to even an appearance of impropriety. All transactions in the Company’s securities by Insiders should be made for investment purposes, and not with a view to a quick profit on a sale. Therefore, it is the Company’s policy that Insiders should not engage in “short sales” (i.e., sales of securities not owned) or “sales against the box” (i.e., sales of shares owned but not delivered against the sale) in transactions involving the Company’s securities. For the same reasons, it is Company policy that no Insider should purchase, sell or otherwise trade in, “put” or “call” options based on Company securities.

As discussed below, Section 16(b) of the Exchange Act in effect prohibits directors and executive officers from selling Company securities within six months of their purchase, and the foregoing policy is consistent with this rule. In addition to the Company’s general policy against “short sales,” Section 16(c) of the Exchange Act prohibits directors and executive officers from making “short sales” of any “equity security” of the Company. Directors and executive officers may not sell securities of the Company that they do not own at the time or, if owned, are not delivered within 20 days after the sale.

TRANSACTION REPORTING FOR DIRECTORS AND EXECUTIVE OFFICERS
UNDER SECTION 16 OF THE EXCHANGE ACT

Reporting Requirements - Overview

Section 16(a) of the Exchange Act requires each director and executive officer of the Company to file reports with the SEC setting forth the number of shares of Company “equity securities” (including common stock and preferred stock and other convertible securities, and including derivative securities such as stock options, stock appreciation rights and phantom stock) of which he or she is the “beneficial” owner, and changes in such ownership. A Form 4 must be filed with the SEC within two business days after the day on which the transaction takes place.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 6
Appendix C

Effective Date:	September 2007	Adopted September 2007

Reportable Transactions

Directors and executive officers are required to report any changes in their ownership of Company securities, including transactions effected for their own accounts as well as transactions effected for accounts under employee benefit plans and transactions by family members that are attributed to directors and executive officers. These procedures apply to any transactions effected by a director or executive officer, by any broker or plan administrator effecting transactions in Company securities for the account of a director or executive officer, and by family members or trusts that hold, purchase or sell Company securities that is attributed to directors and executive officers under the SEC’s “beneficial ownership” rules. Directors and executive officers should insure than their immediate family members are aware of these rules. Questions concerning “beneficial ownership” should be referred to the Chief Financial Officer.

As described below, virtually all transactions in Company securities must be reported within two business days on Form 4. There are a few exceptions to the reporting requirements that remain. These include:

•	Purchases by payroll deductions under 401(k) plans and transactions under Section 423 employee stock purchase plans;

•	Forfeiture or expiration of stock options or restricted stock;

•	Stock splits, stock dividends and distributions of stock purchase rights;

•	Transfers pursuant to divorce decrees and domestic relations orders;

•	Transactions following termination of insider status, if the insider has not effected a matchable transaction during the previous six months while still an insider; and

•	Transactions effected in a fiduciary capacity as a guardian, executor or receiver, during the twelve months following the insider’s appointment to such position.

However, these exemptions are limited, highly technical and subject to change. All directors and executive officers are urged to discuss with the Chief Financial Officer even transactions that may be exempt as described above. The obligation to report changes in beneficial ownership on Form 4 may continue for six months after an individual ceases to be a director or executive officer.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 7
Appendix C

Effective Date:	September 2007	Adopted September 2007

Initial Reports - Form 3

Initial reports by new directors and executive officers are filed on SEC Form 3. These forms must be filed within 10 calendar days after becoming a director or executive officer.

Transaction Reports - Form 4

Subsequent reports of changes in ownership (including changes resulting from option exercises) are generally filed on SEC Form 4. Form 4 must be filed even if, as a result of balancing purchases, sales and option exercises, there has been no net change in holdings. Transactions that are subject to the two-business-day reporting requirement include the following:

•	Stock option exercises;

•	Grants of stock options, restricted stock and other equity interests under option or compensation plans, including repricings;

•	Open market purchases and sales of Company securities;

•	Transactions in Company securities with the Company itself; and

•	Participant-directed transactions under employee benefit plans, such as 401(k) plans or SERPs, involving movement of funds into or out of Company securities.

SEC rules provide limited relief from the two-business-day Form 4 deadline for the following transactions, by keying on the date notice of the transaction is given to the reporting person rather than the transaction execution date:

•	Transactions pursuant to arrangements to satisfy the affirmative defense conditions of Rule 10b5-1(c), where the reporting person does not select the date of execution; and

•	Discretionary transactions (i.e., participant-directed transactions) pursuant to employee benefit plans where the reporting person does not select the date of execution.

The transaction date for these two types of transactions is the date the plan administrator notifies the reporting person of the date of execution, but not later than three business days after the execution date. The deadline for delayed reporting is no more than five business days, which consists of the maximum three-business-day notice period plus the two-business-day reporting period.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 8
Appendix C

Effective Date:	September 2007	Adopted September 2007

Annual Reports - Form 5

With the changes under the Sarbanes-Oxley Act, the use of SEC Form 5, for annual reporting of certain types of transactions, is very limited, essentially to acquisitions or dispositions of shares through gift or inheritance as well as transactions under qualifying dividend reinvestment plans sponsored by brokers. Form 5 continues to be due within 45 days after the end of the Company’s fiscal year.

Proxy Statement Disclosure of Delinquent Reports

You should be aware that the Company will continue to be required to report each late or delinquent Section 16 filing in a separate section of its proxy statement. Moreover, the SEC will have authority to bring enforcement actions against executive officers and directors who do not file reports under Section 16 on a timely basis.

Company Assistance

Although reporting persons are personally responsible for complying with the Section 16 reporting rules, the Company will assist directors and executive officers with their filings. Given the two-business-day deadline for filing, it is essential that all directors and executive officers who effect transactions in Company securities report such transactions immediately to the Chief Financial Officer so the necessary filings can be made.

In order to make it easier for the Company to assist you in complying with the Section 16 reporting requirements, we are providing with this memorandum a “Limited Power of Attorney for Section 16 Reporting Obligations.” This power of attorney would authorize the Company to make filings on your behalf as required under Section 16. We recommend that you sign the limited power of attorney and return it to the Company as soon as possible.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 9
Appendix C

Effective Date:	September 2007	Adopted September 2007

RECOVERY OF “SHORT SWING” PROFITS AND OTHER RESTRICTIONS ON SALES BY DIRECTORS AND EXECUTIVE OFFICERS

Recovery of Short-Swing Profits

Under Section 16(b) of the Exchange Act, any profits realized by a director or executive officer from any non-exempt purchase and sale, or any non-exempt sale and purchase, of any equity security of the Company within a period of less than six months are required to be paid to the Company. The terms “purchase” and “sale” are construed broadly for purposes of Section 16(b) and under some circumstances may include innocent transactions such as gifts, as well as transactions by members of the immediate families and households of directors and executive officers. Where there are multiple short-swing transactions, sales and purchases are matched to give the greatest possible recovery. Although most transactions between a director or executive officer and the Company, such as option grants and exercises and 401(k) plan purchases, are exempt from short-swing profit recovery, each case must be examined carefully to ensure that it falls within an appropriate exemption. Directors and executive officers should consult with the Chief Financial Officer prior to engaging in any transaction in Company securities to determine if an exemption from Section 16(b) short-swing profit liability is available. If the Company does not attempt to make a recovery of prohibited short-swing profits, any stockholder of the Company may bring suit on the Company’s behalf, and there are a number of lawyers who regularly monitor filings under Section 16(a) to detect potential short-swing profit violations.

Sales of Company Securities by “Affiliates” - SEC Rule 144

Any sales or other dispositions of Company securities by persons who are “affiliates” of the Company must be made pursuant to a registration statement filed with the SEC or in a manner consistent with an exemption such as that provided under SEC Rule 144. “Affiliates” are defined as persons controlling, controlled by or under common control with the Company, and “control” is defined as the possession of the power to direct or cause the direction of the Company’s management and policies. The Company believes that all directors and executive officers should consider themselves “affiliates” of the Company for this purpose and comply with the restrictions of Rule 144 when selling Company securities. Accordingly, all directors and executive officers should seek guidance from the Chief Financial Officer in connection with sales or other dispositions of Company securities.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page10
Appendix C

Effective Date:	September 2007	Adopted September 2007

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Fortress International Group, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission, any national securities exchanges or automated trading systems, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 11
Appendix C

Effective Date:	September 2007	Adopted September 2007

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ______________ day of ___________ __, 2007.

Signature

Print Name

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 1
Appendix D

Effective Date:	September 2007	Adopted September 2007

CORPORATE COMMUNICATIONS

Introduction

As a public company, Fortress International Group, Inc. (“Fortress International Group” and/or “Company”) has an obligation to ensure that all communications of material information are timely, factual, accurate, transparent, consistent and credible, and in compliance with the applicable legal requirements of the various regulatory agencies which the Company is subject to including, without limitation, the requirements of the SEC, the NASDAQ stock market, and the applicable securities laws of the United States. It is imperative that communication be consistent in good times and bad, that selective disclosure is avoided at all times and that all parties in the investment community have fair access to information. The goal of this Corporate Communications policy is to make all required disclosures on a broadly disseminated basis as defined by SEC Regulation Fair Disclosure (“Reg FD”) and by Regulation G - Conditions for Use of Non-GAAP Financial Measures (“Reg G”), as well as by NASDAQ-listed company disclosure requirements.

Failure to fulfill this obligation may result in significant liability for Fortress International Group, and, in some instances, certain directors, officers, employees and independent contractors. This policy statement has been adopted to satisfy the Company’s obligations in this regard. For purposes of this policy statement, material information includes any information that a reasonable investor would consider important in making a decision to buy, sell or hold securities. Nonpublic information includes information which has not been broadly disclosed to the marketplace (such as by a Fortress International Group press release, earnings call or SEC filing).

Statement of Policy

Fortress International Group’s policy, which is applicable to all directors, officers, employees and independent contractors (collectively, “Individuals”) of the Company and its subsidiaries, mandates that the foregoing Individuals shall not disclose internal matters or developments which relate in any way to material, nonpublic information with any person not affiliated with the Company (including, without limitation, family members, relatives and friends) except as required in the performance of such individual’s duties and in accordance with this policy statement.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 2
Appendix D

Effective Date:	September 2007	Adopted September 2007

This policy includes disclosures in SEC-filed documents, statements made in the Company’s annual and quarterly reports, news and earnings releases, communication between the Company and analysts, investors and the news media, senior management speeches and presentations and information contained on the Company’s Web site and intranet, and includes discussion of material, nonpublic information in public or quasi-public areas where conversations may be overheard. Further, no Individual may participate in, host or link to internet chat rooms, bulletin boards or other similar media which discuss Fortress International Group in any fashion, with the exception of linking as required in the performance of such individual’s duties and in accordance with this policy statement.

Nothing in this policy should be construed as prohibiting an Individual from complying with local, state and federal laws and regulations, including those dealing with reporting emergencies, to appropriate non-company agencies.

Authorized Spokespersons

Those designated in Reg FD as “covered persons” are senior management, members of the Board of Directors, investor relations professionals and others who regularly interact with securities market professionals, security holders and the news media. Unless otherwise approved by the Board of Directors, the only persons authorized to discuss Fortress International Group matters with the news media, investment community (e.g. “sell-side” research analysts, “buy-side” analysts and portfolio managers, and investment bankers) or industry analysts are as follows: the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Senior Vice President of Marketing, the General Counsel and the Director of Investor Relations, or their designees (each an “Authorized Spokesperson”).

Individuals, other than those authorized to speak on behalf of the Company, are hereby instructed not to respond, under any circumstances, to inquiries from the news media, investment community or industry analysts unless specifically authorized to do so by an Authorized Spokesperson. This will help to ensure consistent disclosure and avoidance of selective disclosure. Individuals who receive such inquiries either directly or indirectly must refer inquirer to the appropriate Authorized Spokesperson identified below in this document.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 3
Appendix D

Effective Date:	September 2007	Adopted September 2007

Material Information

It is impossible to provide a complete definition of what constitutes “material” (Company) information. Under the federal securities laws, information is material if its disclosure is likely to have an impact on the price of a security, or if reasonable investors would want to know the information before making an investment decision. In other words, information is material if it would altar significantly the total mix of information available regarding the security. Both positive and negative information can be material, as well as information that forecasts whether an event may or may not occur. Any questions concerning the materiality of particular information should be resolved in favor of materiality. Examples of material information about the Company include, but are not limited to:

•	Announcements of earnings or losses;

•	An actual change in earnings or in forecasted earnings that is higher or lower than the forecast;

•	The launch of a new product or business;

•	A pending or prospective merger, acquisition or tender offer;

•	The sale of significant assets, or a significant subsidiary;

•	The gain or loss of a substantial customer or supplier; and

•	Major changes in senior management.

Disclosure of Material Nonpublic Information

Except in accordance with the procedures set forth in this policy statement, Individuals may not discuss or otherwise disclose material, nonpublic information with any person outside of the Company. Except as otherwise may be set forth herein and subject to the detailed provisions below regarding the disclosure of earnings information, all material, nonpublic information pertaining to Fortress International Group should initially be disclosed as follows: (i) by means of a widely disseminated press release; (ii) by the filing of a material change report (e.g. 8-k) or other like form with the applicable securities regulators; (iii) by another method reasonably expected to effect a broad and non-exclusionary distribution of information to the public; or (iv) pursuant to a confidentiality agreement executed by the intended recipient of the information (please see Signatory Policy for guidance in regard to confidentiality agreements).

“Selective disclosure” is the disclosure of material, nonpublic information to any individual or group prior to the broad public dissemination of that information. It is against the law and Company policy to selectively disclose material, nonpublic information to people or groups outside of the Company at any time, unless those people or groups are covered by confidentiality or nondisclosure agreements.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 4
Appendix D

Effective Date:	September 2007	Adopted September 2007

Policy on News Releases

A news release will be issued on new material developments, unless the Disclosure Committee determines that such developments should remain confidential for the time being and appropriate control of that insider information is instituted along with ensuring that insider trading on such information is prohibited. All press releases issued by or on behalf of Fortress International Group in any geography must be approved in advance by a majority of the Company’s Authorized Spokespersons.

As a NASDAQ-listed company, Fortress International Group may disclose new material information during a conference call that is properly announced and is fully accessible to all in the investing community through means of a Web cast or teleconference, provided the Company informs the NASDAQ’s market surveillance desk, during trading hours at least 10 minutes in advance of the presentation, of the nature of the information.

As a matter of policy, however, any new material information that is to be intentionally discussed or presented in any meeting, conference or conversation with the investment community will be preceded by the issuance of a broadly disseminated news release. If new material information is unintentionally disclosed in such a meeting or discussion with a member or members of the investment community, the Company will promptly (within 24 hours) issue a news release containing that information and will post that information on its Web site. The Director of Investor Relations will accompany senior management in any meetings or discussions with the investment community in order to, as a minimum, monitor the conversation for any unintentional disclosure of new material information and to facilitate getting that information released promptly.

News Media

While the news media are not covered under Reg FD, Fortress International Group’s policy is that the news media will receive new material information at the same time the investment community and the public receive it. Therefore, the Company and its Individuals will not engage in providing exclusive stories to the media of upcoming material events that have not been publicly announced.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 5
Appendix D

Effective Date:	September 2007	Adopted September 2007

Disclosure of Quarterly Earnings Information

Fortress International Group's quarterly earnings information shall be disclosed as set forth herein.

First, a press release containing a discussion of Fortress International Group’s quarterly earnings results shall be submitted to the appropriate newswire services for dissemination to the public. All such press releases shall be approved by the Audit Committee and each Authorized Spokesperson. Such press releases shall also be sent in advance to the Company Board of Directors as well as to Fortress International Group’s independent auditors and outside legal representation for review.

Second, advance notice of the date, time and connection instructions for the quarterly earnings conference call will be included in a press release disseminated at least 24 hours prior to the time of such call.

Third, the quarterly earnings calls shall be broadcast live on a medium that will allow the public, without charge, to listen to the call. In addition, a replay of the call to be publicly available, via phone for a period of not less than two weeks after the live event, and via the Internet for a period of not less than one year after the live event.

Assuming that the foregoing provisions have been complied with, the contents of the quarterly press release may be freely discussed on the quarterly earnings call. No Individual may discuss earnings or other financial information with anyone outside of Fortress International Group except in accordance with this policy.

In compliance with Reg G and Section 409 of the Sarbanes-Oxley Act of 2002, an earnings release will be furnished on a Form 8-K within four business days from its release. However, under normal circumstances, the Company will attempt to furnish its earnings release on Form 8-K prior to the earnings conference call to avoid, under the 48-hour exemption rule, having to furnish a transcript of the conference call on Form 8-K should new material and/or non-GAAP information be discussed during the call. The Company, however, will post that information promptly on its Web site.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 6
Appendix D

Effective Date:	September 2007	Adopted September 2007

The Company will reconcile non-GAAP information to GAAP equivalent information in the earnings release and will promptly post that information on its Web site, in accordance with Reg G requirements. Since the Company normally discusses non-GAAP information in the associated conference call, the release will also provide the location on the Company’s Web site where the required reconciled information will be available.

Conduct of Conference Calls

Fortress International Group makes a practice of holding open, publicly accessible conference calls to discuss quarterly financial results and other significant events that arise in the course of its business. The Company will issue a news release at least 24 hours in advance announcing the date, time and connection instructions. The Company will use its “push technology” to notify investors who have requested to be informed of upcoming conference calls. Analysts and professional investors will have teleconference access to the call so they may participate in the question-and-answer part of the call. The Company will attempt to respond to as many questions as possible as time may allow. All others may listen to the call via the Internet on the Company’s Web site.

Audio and written transcripts of the call will be available on the Company’s Web site for a period of not less than one year. All transcripts are to be considered time-dated material and not a current representation of Company views or forecasts.

Investment Community Meetings

Fortress International Group makes a practice of communicating with the investment community, to allow for a better understanding of the strategies, fundamentals and financials of the Company, as well as to give analysts and investors the opportunity to personally meet and assess management. This communication takes the form of phone conversations, one-on-one meetings and group meetings with the Director of Investor Relations alone or with members of the senior management team, whether at Company offices or “on the road”. The Company also participates in a number of both self-hosted and analyst-hosted conferences and other meetings. The Director of Investor Relations will be present at all such meetings held with the investment community. In the case of analyst-hosted conferences not attended by senior management, the Director of Investor Relations will be accompanied by an appropriate designee of the General Counsel or Chief Financial Officer.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 7
Appendix D

Effective Date:	September 2007	Adopted September 2007

The Company will not selectively disclose material, nonpublic information in these meetings. In the case of conferences or Company-hosted presentations, a prior public announcement will be made of the event and every effort will be made to Web cast the presentation.

The Company will provide fair access to senior management within the limits of its time and resources. All members of the investment community will at least have access to the Director of Investor Relations. Requests for meetings will be met as schedules permit and may be determined by such criteria as the number of shares an investor holds in Fortress International Group securities, an analyst’s or investor’s knowledge of the Company and the industry, and how often the analyst or investor has met with senior management. Under no circumstances will access be denied to senior management on the basis of a negative recommendation on the Company’s stock or a decision to sell the Company’s stock.

Forward-Looking Information/Earnings Guidance

Should the Company determine it is in its best interests to disclose forward-looking information or financial projections, the Company will use the safe harbor as prescribed in the 1995 Private Securities Litigation Reform Act. The following guidelines shall be observed: (i) the information will be broadly disseminated via a press release or other like method; (ii) the information will be clearly identified as forward-looking; (iii) all material assumptions utilized in the preparation of the forward-looking statement will be identified; (iv) the information will be accompanied by the Company’s then current forward-looking statement disclaimer with a reference to its risk factor disclosure; (v) the forward-looking statement will be accompanied by a statement that disclaims the Company’s intention or obligation to update or revise the forward-looking statement, whether as a result of new information, future events or otherwise.

The Company will attempt to provide, usually in its earnings release, a reasonable range of revenue and earnings estimates, along with underlying assumptions, for the forthcoming quarter and year. It is the Company’s policy to update, in the form of a widely-disseminated press release, the range of estimates should it become likely that the range will change materially. The Company may not selectively confirm its earlier guidance as time progresses, but it may refer back to any previous guidance and the date issued (except when in a “quiet period” as described below).

The Company will not comment on an analyst’s estimate(s) in relation to the Company’s range of estimates except to refer the analyst to what the Company has stated publicly. In the case of an analyst whose estimate is well above or below the range of current analysts’ estimates, the Director of Investor Relations may call the analyst and simply suggest that he or she look at what the Company has publicly released, but not go beyond that in terms of questioning the analyst’s assumptions, etc.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 8
Appendix D

Effective Date:	September 2007	Adopted September 2007

The Company will also provide other forms of guidance that may aid analysts and investors in making their own estimates or in making an investment decision. Such guidance may include:

•	Qualitative statements about market conditions;

•	Trend information that may affect the business of the Company;

•	Industry-specific information;

•	Qualitative statements about high-level measures such as revenues, customers, etc.;

•	Estimates or forecasts of factors that may drive earnings (but not all factors that might be in the company’s internal financial forecasts); and

•	Qualitative information on business measures or assumptions.

Quiet Period

In advance of an earnings release, Fortress International Group will observe a partial “quiet period” with respect to communication with the investment community, commencing after the end of the last day of the quarter. During this partial quiet period, the company may choose to participate in investor phone calls, off-site meetings or conferences, but will not discuss current operations or results of the business and will not comment on any previously-issued forward-looking guidance. On-site meetings will not be conducted. Commencing two weeks prior to the expected earnings release, the Company will observe a complete quiet period and cease all communication. The quiet period(s) end when the earnings are publicly released.

General Industry Communications, Rumors/Leaks

This policy recognizes that Fortress International Group communicates on a regular basis in its ordinary course of business with customers, partners, vendors and other third parties through a variety of means. These communications are not subject to this policy statement except in circumstances where: (i) the communication is disseminated through a medium which reaches or could reasonably be expected to reach analysts or other members of the investment community in general; or (ii) where such communications involve the dissemination of material, nonpublic information, in which case, if such dissemination is absolutely necessary to conducting business, an appropriate non-disclosure agreement shall be executed as noted above. Any individual seeking the dissemination of the communication should obtain the prior approval of an Authorized Spokesperson in the event of any doubt concerning the applicability of these policies.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 9
Appendix D

Effective Date:	September 2007	Adopted September 2007

If any Individual is contacted by anyone in the investment community, all such inquiries should be referred to the Director of Investor Relations. If any Individual is contacted by an industry analyst or news media representative, all such inquiries should be referred to the Senior Vice President of Marketing. If any Individual is contacted by a governmental representative, an attorney or other legal representative regarding any legal matter, such matters shall be referred to the General Counsel.

Authorized Spokespersons shall not comment on any market rumors, leaks or other similar information without first obtaining the appropriate legal advice. In the absence of any such legal advice, such Authorized Spokesperson shall provide “no comment” to the rumor, leak or similar information. Should the NASDAQ request the Company to make a definitive public statement in response to a market rumor that is causing significant volatility in the stock, the disclosure committee will consider the matter and make a recommendation to the Chief Executive Officer on whether to make an exception to this policy. Rumors about the Company that are posted in Internet chat rooms are covered by this policy. Individuals should not respond to such rumors found in Internet chat rooms, and all rumors should be referred to the designated Authorized Spokesperson for appropriate action.

If any Individual becomes aware of an inadvertent or unauthorized disclosure of material, nonpublic information about Fortress International Group, such individual shall immediately contact the General Counsel. Upon being contacted under such circumstances, the General Counsel shall consult with the Director of Investor Relations and other persons as necessary, to determine the need for disclosure of the information and develop an appropriate disclosure plan, if applicable.

Securities Analysts - Research Reports

The Director of Investor Relations may review, upon request, drafts of research analysts’ models or reports (the analyst, under the conflict of interest rules in Sarbanes-Oxley Act of 2002, will not provide the recommendation or price target for the Company’s stock). Any comments to such documents shall be limited to those portions of the model or report that constitute statements of historical fact or a factual description of Fortress International Group’s business. The Director of Investor Relations may correct material factual errors in such models or reports, provided that the factual information has already been broadly disseminated to the public. In no event shall the Director of Investor Relations comment on, confirm, deny or guide any forward-looking statements or financial projections contained in such models or reports.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 10
Appendix D

Effective Date:	September 2007	Adopted September 2007

Fortress International Group shall not provide such analyst reports or models through any means to any person outside of the Company. Instead, the Company will post on the investor relations section of its Web site the names and firms of analysts who are currently covering the Company.

Industry Analysts - Research Reports

The Senior Vice President of Marketing may review, upon request, industry analysts’ reports. Any comments to such documents shall be limited to those portions of the report that constitute statements of historical fact or a factual description of Fortress International Group’s business. The Senior Vice President of Marketing may correct factual errors in such reports, provided that the factual information has already been broadly disseminated to the public. Fortress International Group shall not provide such analyst reports through any means to any person outside of the Company.

Regulatory Filings

All electronic and other regulatory filings made by or on behalf of (Company), including, without limitation, all periodic and other filings required by applicable securities laws and regulations, shall be prepared by and be the responsibility of the Office of the Chief Financial Officer. All such filings shall be reviewed by the General Counsel and the Director of Investor Relations and, to the extent necessary under applicable law and regulations, the Chief Executive Officer and the Board of Directors.

Questions

All questions relating to Fortress International Group’s policy set forth herein should be referred to the Company’s outside Law Firm.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 1
Appendix E

Effective Date:	September 2007	Adopted September 2007

WHISTLEBLOWER POLICY

Purpose

Section 301 of the Sarbanes-Oxley Act of 2002, requires the Audit Committee (the "Audit Committee") of the Board of Directors of Fortress International Group, Inc. ("Fortress" or "Company") to establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by employees, officers, directors and others acting on behalf of the Company (a "Covered Person") and others, on a confidential and anonymous basis, of good faith concerns regarding questionable accounting or auditing matters. It is the policy of Fortress to comply with all applicable legal and regulatory requirements relating to accounting, internal accounting controls and auditing matters and to require its Covered Persons to do likewise.

REPORTING ALLEGED ACCOUNTING, INTERNAL ACCOUNTING CONTROLS AND AUDITING VIOLATIONS OR CONCERNS

If any person, believes that the Company or any Covered Person has, or might have, violated any accounting rules, internal accounting controls procedures or auditing rules, then such person should report the alleged violation or complaint to the Chairperson (the "Chairperson") of the Audit Committee (such report, the "Statement").

Statements must be sufficiently detailed and inclusive to ensure a clear understanding by the Audit Committee of the issues raised. Statements (except for Statements received from persons other than a Covered Person) may be submitted anonymously. Statements should be candid and set forth all of the information that a Covered Person knows regarding the allegation or concern. The Company may not commence an investigation if a Statement contains only unspecified wrongdoing or broad allegations without appropriate informational support. Any Covered Person wishing to discuss a Statement or further communicate with the Audit Committee regarding a Statement should leave his or her personal contact information for the Audit Committee. Statements may be submitted to the Audit Committee as follows:

1. Mail. A Statement may be submitted to the Audit Committee in writing by mailing to the following address, an envelope labeled with a legend such as: "Submitted Pursuant to the Whistleblower Policy":

John Morton
Audit Committee
Fortress International Group, Inc.
7226 Lee DeForest Drive
Suite 104
Columbia, MD 21046

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 2
Appendix E

Effective Date:	September 2007	Adopted September 2007

2. Email. A Statement may be submitted in an email message to the Audit Committee, at jlm39@comcast.net. Be advised that sending a message from your business computer may not necessarily protect your anonymity. Use of a non-identifiable email address such as a yahoo or hotmail address is the most confidential way to send a Statement.

3. Internet. To send a Statement directly to the Audit Committee via the internet, go to this website address: https://www.(TBD-EthicsPoint Website). Be advised that to use this system with complete anonymity, you should send this message from an unidentifiable location such as a public library terminal.

4. Voice Mail. Call 1- 888-279-5279 (through EthicsPoint) to leave a message with the Audit Committee. Be advised that leaving a message on this voice mail system may not necessarily protect your anonymity. For a completely anonymous submission of a Statement, please use the Internet interface.

INVESTIGATION OF ALLEGED ACCOUNTING, INTERNAL ACCOUNTING CONTROLS AND AUDITING VIOLATIONS OR CONCERNS

Upon receipt of a Statement, the Audit Committee will consider each matter reported to it and, as appropriate, investigate the Statement and take any necessary and appropriate corrective and disciplinary actions.

The Chairperson will determine who should lead the investigation, and whether to use an independent third party. The investigator will prepare a report of findings and recommendations based on the results of the investigation. Copies of the report will be provided to the Audit Committee and the Chief Executive Officer of the Company (the "Chief Executive Officer"), the Chief Financial Officer of the Company (the "Chief Financial Officer"). If the findings indicate that the complaint has validity, the Audit Committee will determine the action required, which could include disciplining the responsible person(s), and/or establishing new processes to prevent further violations. The Chairperson will discuss the findings with the Chief Executive Officer and the Chief Financial Officer to determine whether public disclosure or disclosure to outside agencies and/or reporting to the full Board of Directors, is necessary or appropriate.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 3
Appendix E

Effective Date:	September 2007	Adopted September 2007

NO RETALIATION FOR SUBMITTING STATEMENTS OF ALLEGED VIOLATIONS OR CONCERNS

The Company will not retaliate, and will not knowingly permit any Covered Person to retaliate, against (i) any Covered Person who submits a Statement or (ii) any person that participates in the investigation of a Statement, pursuant to this policy even if after investigation the Company determines that no violation has occurred.

CORRECTIVE ACTION

It is the responsibility of the Company and each Covered Person, with the oversight of the Audit Committee, to prevent or correct noncompliance of the legal and regulatory requirements relating to accounting, internal accounting controls and auditing matters. This is the Company's legal obligation. A violation can subject the Company and Covered Persons to legal liability, regulatory investigation and adverse publicity, which can damage the Company's reputation and business.

RETENTION OF STATEMENTS BY EMPLOYEES

Any Statement submitted by a Covered Person will remain confidential to the fullest extent possible, consistent with the need to conduct an adequate review of such Statement, except as required by law or upon the advice of the Company's legal counsel. In addition, all written Statements, along with the results of any investigations relating thereto, will be retained by the Company for a minimum of five (5) years.

VIOLATION OF THIS POLICY

All Covered Persons should follow the procedures outlined herein before any Covered Person reports possible violations or concerns to any news medium, government agency or similar body. The Company considers it important that it have the opportunity to investigate and remedy any possible violations or concerns reported by a Covered Person and accordingly is relying on each Covered Person to ensure that the Company has an opportunity to undertake such an investigation.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 1
Appendix F

Effective Date:	September 2007	Adopted September 2007

EQUAL EMPLOYMENT OPPORTUNITY

Non-Discrimination Policy

The Company has a policy of non-discrimination, and is fully committed to the principles of equality in employment and opportunity for all employees. All employees are expected to adhere to these principles. All personnel actions, including but not limited to recruitment and hiring, working conditions, benefits and compensation, training, performance appraisals, promotion, discipline, and termination are administered without regard to race, color, religion, sex, national origin, age, citizenship, marital status, sexual orientation, genetic characteristics, physical or mental disability, provided the employee is able to perform the essential functions of his/her position with or without a reasonable accommodation, or any other status protected under applicable federal, state or local law or regulation.

Employees With Disabilities

Equal employment opportunity for disabled persons is the policy of the Company, not only because it is required by law, but also because it is fair, and it helps the Company attract and retain good employees. Therefore, we are committed to take action to employ and advance in employment, qualified disabled individuals. We will also strive to remove barriers to employment, whether physical, social, or arising from misconceptions concerning the abilities of disabled persons. This commitment includes making reasonable accommodations that allow disabled employees to perform at their maximum potential. We encourage employees to identify themselves voluntarily as disabled if they have any work restrictions or need for accommodations. No discrimination will be allowed against those qualified employees who identify their disabilities. Instead, the information given will be used to consider, and if appropriate, implement reasonable work accommodations.

UNLAWFUL HARASSMENT POLICY

The Company is committed to maintaining a work environment that is free from unlawful harassment. In keeping with this commitment, we will not tolerate harassment of employees by anyone, including any co-worker, Manager, vendor, customer or other person who comes into contact with our employees while on the job.

Harassment consists of unwelcome conduct, whether verbal, physical, or visual, that is based upon a person’s sex, color, race, religion, national origin, age, sexual orientation, genetic characteristics, citizenship, marital status, physical or mental disability, or any other characteristic protected under applicable federal, state or local law or regulation. We will not tolerate harassment that affects job benefits, interferes with an individual’s work performance, or creates an intimidating, hostile or offensive working environment.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 2
Appendix F

Effective Date:	September 2007	Adopted September 2007

SEXUAL HARASSMENT

Sexual harassment deserves special mention. Unwelcome sexual advances, requests for sexual favors, and other physical, verbal or visual conduct based on sex constitutes sexual harassment when (1) submission to the conduct is an explicit or implicit term or condition of employment, (2) submission to or rejection of the conduct is used as the basis for an employment decision, or (3) the conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile or offensive working environment. Sexual harassment may include, but is not limited to: explicit sexual discussions; sexually suggestive comments; sexually-oriented “kidding” or “teasing;” “practical jokes;” jokes about gender-specific sexual traits; foul or obscene language or gestures; displays of foul or obscene printed or visual material; sexual flirtations, advances or propositions; verbal commentaries about an individual’s body characteristics; sexually degrading words used to describe individuals; use of sexually-oriented or degrading gestures or other non-verbal communications; or intentional physical contact, such as patting, pinching or brushing against another’s body.

Employees are responsible for respecting the rights of co-workers.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 3
Appendix F

Effective Date:	September 2007	Adopted September 2007

REQUIRED PROCEDURE FOR REPORTING AND HANDLING CLAIM OF UNLAWFUL HARASSMENT OR ANY OTHER TYPE OF DISCRIMINATION, COERCION OR OTHER UNLAWFUL OR UNFAIR TREATMENT

Discovering any inappropriate behavior occurring in the workplace, preventing future inappropriate behavior by its employees, and mitigating the consequences of such behavior in connection with aggrieved employees is extremely important to the Company. Therefore, you must follow the procedures described below if you are the object of or witness any inappropriate behavior during your employment with the Company.

You must adhere to the following procedures for handling a complaint concerning harassment or discrimination:

1. All harassment and discrimination complaints must be reported as soon as possible. You should report the complaint to the Chief Administrative Officer of the Company. However, if you are uncomfortable with reporting your complaint to the Chief Administrative Officer, you may report your complaint to any officer of the Company, including the President.

2. All harassment and discrimination complaints will be thoroughly investigated by the Chief Administrative Officer. If you believe the Chief Administrative Officer cannot or will not resolve your complaint in an objective manner, you may request that your complaint be investigated by another officer of the Company. The Company shall select the individual to investigate the complaint. Confidentiality will be maintained to the extent possible, consistent with conducting a thorough and fair investigation. However, please note that the Company cannot guarantee confidentiality. The Company and its employees, officers, directors, and other professionals engaged in investigating the complaint will use the appropriate amount of discretion to protect your right to privacy in the matter, but will have no liability for any private matter disclosed as a reasonable consequence of conducting a thorough investigation that is fair to all parties. In determining whether alleged conduct is unlawful discrimination and/or harassment, the totality of the circumstances, the nature of the discrimination and/or harassment, and the context in which the alleged incidents occurred will be considered.

Fortress International Group, Inc.

SUBJECT:	Code of Ethics and Business Conduct Standards	Page 4
Appendix F

Effective Date:	September 2007	Adopted September 2007

3. The complainant and the accused will be advised of the results of the investigation. Either party may object in writing to the conclusion reached, and the matter will be referred to the Company President. The President or his designee will receive the results of the investigation, conduct additional fact-finding as s/he deems reasonable and necessary, and reach a determination, including any recommendations concerning the matter. The complainant and the accused will be advised of the determination and any recommendations.